                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Apartment Investment and Management Company ("AIMCO") for the registration of Debt Securities, Preferred Stock, Equity Stock, Class A Common Stock, Warrants and Guarantees, and of AIMCO Properties, L.P. for the registration of Debt Securities and to the incorporation by reference therein of (i) our report dated November 10, 2000, with respect to the Combined Financial Statements of Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities Corporation III included in Amendment No. 1 to AIMCO's Current Report on Form 8-K/A dated September 20, 2000; (ii) our report dated November 10, 2000, with respect to the Combined Financial Statements of ORFG Operations L.L.C. and Subsidiary included in Amendment No. 1 to AIMCO's Current Report on Form 8-K/A dated September 20, 2000; (iii) our report dated November 10, 2000, with respect to the Combined Financial Statements of OXPARC L.L.C.s included in Amendment No. 1 to AIMCO's Current Report on Form 8-K/A dated September 20, 2000; and (iv) our report dated November 10, 2000, with respect to the Combined Financial Statements of Oxford Realty Financial Group Properties included in Amendment No. 1 to AIMCO's Current Report on Form 8-K/A dated September 20, 2000; all filed with the Securities and Exchange Commission.




                                   /s/ REZNICK FEDDER AND SILVERMAN


Bethesda, Maryland
October 9, 2001